                                                                 EXHIBIT (A)(12)

                              NOTICE OF ACCEPTANCE
                                 (BYCOFF/TANEJA)

To: ___________________

         You previously received, from Netegrity, Inc., a copy of the Offer to Exchange, the cover letter from Barry Bycoff, both dated August 23, 2002, an Election Form and a Notice to Change Election from Accept to Reject (together, as they may be amended from time to time, the "Offer"). This letter provides the results of Netegrity's offer to exchange all outstanding options ("Old Options") for new options (the "New Options"). The Offer expired at 12:00 Midnight, Eastern Daylight Time, on September 23, 2002. On September 24, 2002, pursuant to the terms and conditions of the Offer, we accepted for exchange Old Options tendered which were exercisable for a total of [________] shares of common stock and cancelled all such Old Options.

         We have received your Election Form and have accepted for cancellation the number of shares underlying the Old Options listed on Attachment A.

         Netegrity will grant you New Options, as follows: (i) for those tendered Old Options with an exercise price of $36.09, you will be granted a New Option to purchase one share of Netegrity's common stock for each such Old Option to purchase two shares of Netegrity's common stock; and (ii) you will be granted a New Option to purchase the same number of shares of Netegrity's common stock as to which all of your other Old Options were cancelled. The New Options will be granted (i) 50% on or about the first business day that is at least six months and one day after September 24, 2002 (the date we cancelled the options accepted for exchange) and (ii) the remaining 50% on or about the first business day that is at least seven months and one day after September 24, 2002. We currently expect to grant (i) the first 50% of the New Options on or about March 25, 2003 and (ii) the remaining 50% of the New Options on or about April 25, 2003. The exercise price of the New Options will be equal to the fair market value of Netegrity's common stock on the date of grant as determined in accordance with the plan from which the respective tendered Old Options were granted. Each New Option will vest according to the vesting schedule set forth below, subject to your continued employment with Netegrity or one of its subsidiaries. The New Options will otherwise be subject to the standard terms and conditions under the plan from which the respective tendered Old Options were granted.

         In order to receive a New Option, you must be employed by Netegrity or one of its subsidiaries as of the date that New Options are granted. This notice does not constitute a guarantee of employment with Netegrity for any period.

         This notice is subject to the terms and conditions of the Offer to Exchange dated August 23, 2002, and the Election Form previously completed and submitted by you to Netegrity, both of which are incorporated herein by reference.

         The New Options will vest as follows:

                  Employee Hire Date                Amount of New Options
                                                    Vested on Grant Date
                  During 1999 or earlier                    40%
                  During 2000                               33%
                  During 2001 or 2002                       20%

         Employees hired by DataChannel prior to its acquisition by Netegrity will be considered hired by Netegrity in 2001. The remaining unvested portion of each New Option will vest in equal quarterly increments over three years, with the first vesting date being three months after the first grant date of the New Options.

                                  ATTACHMENT A

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GRANT DATE     NUMBER OF SHARES      EXERCISE PRICE     NUMBER OF OPTION
               UNDERLYING OPTION                        SHARES CANCELLED
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
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

                                      Netegrity, Inc.
                                      September 24, 2002